SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  May 18, 1998


                           CORNICHE GROUP INCORPORATED
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


       0-10909                                              22-2343568
Commission File Number                                      IRS Employer
                                                          Identification No.


  272 Rte 206, Bldg # B1.1, Flanders, New Jersey                07836
   (Address of principal executive offices)                    (Zip Code)


                                  973-927-7155
                          Registrant's Telephone Number







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ITEM 1. CHANGE IN CONTROL

         On March 4, 1998, the Corporation entered into a Stock Purchase Agreement ("Agreement"), conditioned upon the approval of the Corporation's stockholders, with Mr. Joel San Antonio and certain other individuals (the "Initial Purchasers") pursuant to which the Initial Purchasers would acquire an aggregate of 765,000 shares of a newly created Series B Convertible Preferred Stock, par value $.01 per share. At the 1998 Annual Meeting of Stockholders, held on May 18, 1998, Corniche's stockholders approved the Agreement, the transactions contemplated thereby and related proposals. The transaction was consummated immediately following the 1998 Annual Meeting. The change in control of the Corporation is described in the Press Release, attached hereto as Exhibit 99.1, which is incorporated by reference herein. The Initial Purchasers of the Series B Preferred Stock, including Mr. San Antonio, will be required to vote in favor of Mr. James Fyfe, currently an independent director of Corniche, or his designee as a director of the Corporation through June 30, 2000.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1      Press Release




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CORNICHE GROUP INCORPORATED



                                           By:      /s/ Robert H. Hutchins
                                                    Robert H. Hutchins
                                                    President




Dated: May 18, 1998